As filed with the Securities and Exchange Commission on May 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLECO CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana	72-1445282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2030 Donahue Ferry Road Pineville, Louisiana	71360-5226
(Address of Principal Executive Offices)	(Zip Code)

CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Wade A. Hoefling

Cleco Corporation

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

(Name and address of agent for service)

318-484-7400

(Telephone number, including area code, of agent for service)

Copy to:

Timothy S. Taylor

Baker Botts L.L.P.

One Shell Plaza, 910 Louisiana

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock (1)	50,000 shares	$21.41	$1,070,500	$59.73

(1)	Each share of common stock includes an associated preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. The registration fee for these securities is included in the fee for the common stock.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares as may be become issuable under the plan as a result of the antidilution provisions thereof.
(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the New York Stock Exchange on April 30, 2009.

PART I

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 50,000 shares of common stock issuable pursuant to the automatic dividend reinvestment feature duly adopted as an ancillary procedure with respect to the Cleco Corporation Employee Stock Purchase Plan (the “Plan”).

The Board of Directors of Cleco Corporation (the “Company”) approved a 50,000 share increase in the number of shares available for issuance under the automatic dividend reinvestment feature of the Plan. The contents of the Registration Statement on Form S-8 (Registration No. 333-44364) relating to the Plan are incorporated herein by reference.

PART II

Item 8. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number
*3.1	—	Amended and Restated Articles of Incorporation of the Company (restated effective July 1, 1999) (incorporated by reference to Exhibit A included as an exhibit to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on June 30, 1999, SEC File No. 333-71643-01).

*3.2	—	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company setting forth the terms of a series of $25 Preferred Stock (incorporated by reference to Exhibit A of Exhibit 1 included as an exhibit to the Company’s Current Report on Form 8-K filed on July 28, 2000, SEC File No. 1-15759).

*3.3	—	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company to increase the amount of authorized Common Stock and to effect a two-for-one split of the Common Stock (incorporated by reference to Appendix B included as an appendix to the Company’s Proxy Statement filed on March 14, 2001, SEC File No. 1-15759).

*3.4	—	Bylaws of the Company, revised effective as of October 1, 2008 (incorporated by reference to Exhibit 3.1 included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, SEC File No. 1-15759).

*4.3	—	Cleco Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 included as an exhibit to the Company’s Registration Statement on Form S-8 filed on August 23, 2000, SEC File No. 333-44364)

5	—	Opinion of Wade A. Hoefling, Senior Vice President, General Counsel and Director of Regulatory Compliance of Cleco Corporation

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Wade A. Hoefling (included in Exhibit 5)

24	—	Powers of Attorney (included on the Signature Page attached hereto).

*	Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, the State of Louisiana, on May 5, 2009.

CLECO CORPORATION
(Registrant)

By:	/s/ Michael H. Madison
Michael H. Madison
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wade A. Hoefling, R. Russell Davis and Judy P. Miller, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 2009.

Signature	Title

/s/ Michael H. Madison	President, Chief Executive
Michael H. Madison	Officer and Director
(Principal Executive Officer)

/s/ R. Russell Davis	Vice President, Chief Accounting
R. Russell Davis	Officer & Interim CFO
(Principal Accounting Officer) (Principal Financial Officer)

/s/ Sherian G. Cadoria	Director
Sherian G. Cadoria

/s/ Richard B. Crowell	Director
Richard B. Crowell

/s/ J. Patrick Garrett	Director
J. Patrick Garrett

/s/ Elton R. King	Director
Elton R. King

/s/ Logan W. Kruger	Director
Logan W. Kruger

/s/ William L. Marks	Director
William L. Marks

/s/ Robert T. Ratcliff, Sr.	Director
Robert T. Ratcliff, Sr.

/s/ William H. Walker, Jr.	Director
William H. Walker, Jr.

/s/ W. Larry Westbrook	Director
W. Larry Westbrook

EXHIBIT INDEX

Exhibit Number
*3.1	—	Amended and Restated Articles of Incorporation of the Company (restated effective July 1, 1999) (incorporated by reference to Exhibit A included as an exhibit to the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on June 30, 1999, SEC File No. 333-71643-01).

*3.2	—	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company setting forth the terms of a series of $25 Preferred Stock (incorporated by reference to Exhibit A of Exhibit 1 included as an exhibit to the Company’s Current Report on Form 8-K filed on July 28, 2000, SEC File No. 1-15759).

*3.3	—	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company to increase the amount of authorized Common Stock and to effect a two-for-one split of the Common Stock (incorporated by reference to Appendix B included as an appendix to the Company’s Proxy Statement filed on March 14, 2001, SEC File No. 1-15759).

*3.4	—	Bylaws of the Company, revised effective as of October 1, 2008 (incorporated by reference to Exhibit 3.1 included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, SEC File No. 1-15759).

*4.3	—	Cleco Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 included as an exhibit to the Company’s Registration Statement on Form S-8 filed on August 23, 2000, SEC File No. 333-44364)

5	—	Opinion of Wade A. Hoefling, Senior Vice President - General Counsel & Director of Regulatory Compliance of Cleco Corporation

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Wade A. Hoefling, Senior Vice President - General Counsel & Director of Regulatory Compliance (included in Exhibit 5)

24	—	Powers of Attorney (included on the Signature Page attached hereto).

*	Incorporated herein by reference as indicated.